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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 16, 2005

                              AETHLON MEDICAL, INC.
               (Exact name of Registrant as specified in charter)


Nevada                               000-21846                  13-3632859
(State or other jurisdiction  (Commission File Number)        (IRS Employer
of incorporation)                                         Identification Number)

                       3030 Bunker Hill Street, Suite 4000
                           San Diego, California 92109
                    (Address of principal executive offices)


Registrant's telephone number, including area code:  (858) 459-7800

                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)

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FORWARD LOOKING STATEMENTS

         This Form 8-K and other reports filed by Registrant from time to time with the Securities and Exchange Commission (collectively the "Filings") contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, Registrant's management as well as estimates and assumptions made by Registrant's management. When used in the Filings the words "anticipate, "believe", "estimate", "expect", "future", "intend", "plan" or the negative of these terms and similar expressions as they relate to Registrant or Registrant's management identify forward looking statements. Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to Registrant's industry, Registrant's operations and results of operations and any businesses that may be acquired by Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

         Although Registrant believes that the expectations reflected in the forward looking statements are reasonable, Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results.

ITEM  3.02        Unregistered Sales of Equity Securities

         On May 11, 2005, the Company agreed to issue 836,730 shares of restricted common stock and a three-year, non-cashless warrant to purchase 418,365 shares of the Company's restricted common stock at an exercise price of $0.25 to legal counsel for payment of legal services in the amount of $167,346. The Company and legal counsel agreed that the issuance of the restricted shares and the warrant will be delayed until the Company receives shareholder approval to increase the Company's authorized number of shares of common stock to 50,000,000.

         On May 16, 2005 (the "Closing Date"), Aethlon Medical, Inc. (the "Company") and Fusion Capital Fund II, LLC, a Chicago-based institutional investor ("Fusion"), entered into a $30,000 Note Purchase Agreement (the "Agreement").

         Under the Note Purchase Agreement, the Company issued Fusion Capital a $30,000 Convertible Promissory Note (the "Note") with an interest rate of fifteen percent (15%) per annum that matures on August 15, 2005 (the "Maturity Date"). The Note is convertible into shares of restricted common stock at any time at the election of Fusion at a conversion price equal to $0.20 per share for any conversion occurring on or prior to the Maturity Date, or at a price equal to the lesser of (i) 75% of the average of the three (3) lowest closing sale prices of the common shares during the twelve (12) trading days prior to the submission of a conversion notice or (ii) $0.20 per share, for any conversion occurring after the Maturity Date. Additionally, the Company issued Fusion a five-year cashless warrant to purchase 300,000 shares of the Company's common stock at an exercise price of $0.25 per share (the "Warrant"). The Note and the Warrant have piggyback registration rights. The Copies of the Agreement, the Note and Warrant are filed as exhibits to this current report on Form 8-K.

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         This announcement is not an offer to sell securities of Aethlon
Medical, Inc. and any opportunity to participate in the private placement was available to a very limited group of accredited investors.



ITEM 9.01         Financial Statements and Exhibits

         (a)      Financial Statements of Businesses Acquired. Not applicable.

         (b)      Pro Forma Financial Information Not applicable.

         (c)      Exhibits

                  Exh. No.      Description
                  --------      -----------

                  4.1 Note Purchase Agreement by and between Aethlon Medical, Inc. and Fusion Capital Fund II, LLC dated May 16, 2005

                  4.2 Convertible Promissory Note by and between Aethlon Medical, Inc. and Fusion Capital Fund II, LLC dated May 16, 2005

                  4.3 Warrant for the benefit of Fusion Capital Fund II, LLC dated May 16, 2005



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  May 20, 2005                              AETHLON MEDICAL, INC.

                                                 By: /S/ James A. Joyce
                                                     ---------------------------
                                                 James A. Joyce
                                                 Chief Executive Officer



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                         EXHIBITS FILED WITH THIS REPORT

Exh. No.          Description

4.1               Note Purchase Agreement by and between Aethlon Medical, Inc.
                  and Fusion Capital Fund II, LLC dated May 16, 2005

4.2 Convertible Promissory Note by and between Aethlon Medical, Inc. and Fusion Capital Fund II, LLC dated May 16, 2005

4.3               Warrant for the benefit of Fusion Capital Fund II, LLC dated
                  May 16, 2005